UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 11, 2010
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, NM  87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                        Entry into a Material Definitive Agreement.

On August 11, 2010, EMCORE Corporation (the “Company”) entered into an Eighth Amendment (the “Amendment”) to the Loan and Security Agreement with Bank of America, N.A., dated as of September 26, 2008 (as amended, the “Loan and Security Agreement”).  The Amendment amended the Loan and Security Agreement by resetting the EBITDA financial covenant for the third quarter of fiscal 2010 and each quarter thereafter.   In addition, the parties agreed that any future refund or reversal of an accrual of the $2,775,000 termination fee related to the joint venture transaction with the Tangshan Caofeidian Investment Corporation would be excluded from the Company’s net income for purposes of determining EBITDA of the Company under the Loan and Security Agreement.  The Loan and Security Agreement remains in full force and effect as modified by the Amendment.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the Eighth Amendment, which is attached hereto as Exhibit 10.1 to this report and is incorporated herein by reference.

ITEM 9.01      Financial Statements and Exhibits.

 (d)           Exhibits

Exhibit Number	Description
10.1	Eighth Amendment to the Loan and Security Agreement with Bank of America, N.A., dated August 11, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: August 17, 2010	By: /s/ Hong Hou Name: Hong Q. Hou, Ph.D. Title: Chief Executive Officer